Exhibit 23.3

Morrill & Associates, LLC
Certified Public Accountants
1448 North 2000 West, Suite 3
Clinton, Utah 84015
801-820-6233 Phone; 801-820-6628 Fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (File No. 333-161882) of our report dated April 15, 2011, relating to the financial statements of COPsync, Inc. as of and for the year ended December 31, 2010 (which report expressed an unqualified opinion on the financial statements appearing in this annual report on Form 10-K of COPsync, Inc.).

Sincerely,

/s/ Morrill & Associates

Morrill & Associates
Bountiful, Utah 84010
October 11, 2012